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                                                                   Exhibit 21.1

Schedule 9.14

Hanover Compressor Company ("HCC"), list of subsidiaries

1. Hanover Compression General Holdings, LLC, a Delaware LLC, is owned by HCC.
2. Hanover Compression Limited Holdings, LLC, a Delaware LLC, is owned by HCC.
3. Hanover Compression Limited Partnership ("HCLP"), a Delaware limited partnership, is owned 1% by Hanover Compression General Holdings, LLC and
   99% by Hanover Compression Limited Holdings, LLC.
4. Hanover Compressor Capital Trust, a Delaware business trust, is owned by HCC.
5. Hanover Limited Energy Transfer, LLC, a Delaware LLC, is owned by HCLP.
6. Hanover General Energy Transfer, LLC, a Delaware LLC, is owned by HCLP.
7. Sunterra Energy Corp, an Oklahoma corporation, is owned by HCLP.
8. Kamlock Oil & Gas, Inc., a Delaware corporation, is owned by HCLP.
9. Hallmark Production Systems, Inc., a Texas corporation, is owned by HCLP.
10. Hanover Compressed Natural Gas Services, LLC, a Delaware LLC, is owned by HCLP.
11. Hanover Measurement LLC, a Delaware LLC, is owned by HCLP.
12. HCC Holdings, Inc., a Delaware corporation is owned by HCLP.
13. Compression Components Corporation, a Texas corporation, is owned by HCLP.
14. Hanover IDR, Inc., a Delaware corporation, is owned by HCLP.
15. Hanover SPE, L.L.C., a Delaware LLC is owned by HCLP.
16. Gulf Coast Dismantling, Inc., a Texas corporation, is owned by HCLP.
17. Power Machinery, Inc., a Delaware corporation, is owned by HCLP.
18. Hanover Asia, Inc., a Delaware corporation is owned by HCLP.
19. Hanover Australia LLC, a Delaware LLC, is owned by HCLP.
20. Hanover Compressor Colombia, Inc., a Delaware corporation, is owned by HCLP.
21. HC Cayman LLC, a Delaware LLC, is owned by HCLP.
22. Southwest Industries Inc., a Delaware corporation, is owned by HCLP.
23. Hanover Trinidad LLC, a Trinidad LLC, is owned by HCLP.
24. Hanover Equador LLC, a Delaware LLC, is owned by HCLP.
25. Hanover Cayman Limited, a Cayman Islands company, is owned by HCLP.
26. Energy Transfer - Hanover Ventures, LP, a Delaware limited partnership, is owned 98.5% by Hanover Limited Energy Transfer, LLC and 0.5% by Hanover General Energy Transfer, LLC.
27. Hanover Measurement Services Company LP, a Delaware limited partnership, is owned 0.001% by Hanover Measurement LLC and 52.449% by HCC Holdings, Inc.
28. Collicutt Hanover Compression Co., a Nova Scotia unlimited liability company, is owned by HCLP.
29. Hanover Maloney Inc. ("HMI"), a Alberta corporation, is owned by HCLP.
30. Wells-Hall Manufacturing Ltd., an Alberta (Canadian) corporation, is owned by HMI.
31. Maloney Industries International Ltd., an Alberta (Canadian) corporation, is owned by HMI.
32. Maloney Industries Limited, ("MIL"), a United Kingdom company, is owned by HMI.
33. Maloney Industries (UK) Ltd., a United Kingdom corporation, is owned by MIL.
34. Tubefabs Ltd., a United Kingdom corporation, is owned by MIL.
35. Burnett & Lewis Ltd., a United Kingdom corporation, is owned by MIL.
36. Maloney Industries (France) S.A., a French corporation, is owned by MIL.
37. HCLP owns 24.1% of Collicutt Hanover Services Ltd
38. Hanover Compressor Mexico SRL, a Mexican limited liability company
    ("Hanover Mexico"), is owned 99.99% by HCLP. Hanover Cayman owns the remaining 0.01% of said membership interests. Inactive.
39. Hanover Compressor Sucursal Mexico, a Mexican branch of HCLP.
40. Production Operators Cayman Inc. ("POI Cayman"), a Cayman Islands corporation, is owned by HCLP.
41. POI Operating Company s. de R.L., a Mexico LLC, is owned 99% by POI Cayman and 1% by HCLP.
42. POI Mexico Service Company S. de R.L., a Mexico LLC, is owned 99% by POI Cayman Inc. and 1% by HCLP.

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43. EI Venezuela Development Ltd., a Cayman Islands Company, is owned by
    Hanover Cayman Limited.
44. Hanover/Enron Venezuela, Ltd., (a Venezuelan branch of a Cayman Islands company), is owned 60% by Hanover Cayman Limited and 40% by EI Venezuela Development Ltd.
45. H.C.C Compressor de Venezuela, C.A., a Venezuelan corporation ("HCC Venezuela") and a wholly owned subsidiary of HCLP.
46. Proyecto Gas Natural PGN, C.A., ("PGN") a Venezuelan corporation and a wholly owned subsidiary of HCC Venezuela.
47. Servi Compressores, C.A., a Venezuelan corporation, is owned 50% by PGN.
48. Production Operators Venezuela C.A., A Venezuelan corporation, is owned by HCLP.
49. Hanover/Cosacol Consortium, a Colombian consortium, is owned by HCLP.
50. Hanover Compressor Colombia Ltd., a Colombian limitada, is owned 51% by
    HCLP.
51. Contract Compression International Argentina, S.A. ("CCIA"), an Argentinean corporation, is owned 99.99% by HCLP and 0.01% by Hanover IDR.
52. DR Argentina SA, an Argentine corporation, is owned 99.99% by HCLP and HMLP owns the remaining 0.01%.
53. Servicios TIPSA, S.A., an Argentine corporation, is owned 99% by HCLP and
    1% by Hanover IDR.
54. Production Operators Argentina S.A, an Argentine corporation, is owned by HCLP.
55. Simco Consortium, a Venezuelan investment, is owned 35.5% by Production Operators Cayman.
56. Equipo de Servicios Petroleros Limitada, is owned 16% by POI Cayman.
57. Hanover Compressor Peru, SAC, a Peru corporation, is owned 99% by Hanover Cayman and 1% by HCLP.
58. Wilpro Energy Services (PIGAP II) Limited, a Cayman Islands company, is owned 30% by Hanover Cayman.
59. Harwat International Finance, N.V., a Curacao LLC, is owned 35.5% by
    Hanover Cayman.
60. Hanover Compressor Holding Company NL B.V., ("Hanover Holding"), a Dutch company, is owned by HCLP.
61. Hanover Compressor Company Bolivia, Ltd., a Bolivian company, is owned 99.99% by Hanover Cayman and 0.01% by Hanover Holding.
62. Hanover Compressor do Brazil Ltda., a Brazil limitada, is owned 99.99% by Hanover Cayman and 0.01% by Hanover Holding.
63. WilPro Energy Services Limited (Guara), a Cayman Islands LLC, is owned by POI Cayman.
64. WilPro Energy Services (El Furrial) Limited, a Cayman Islands corporation, is owned 33.33% by POI Cayman.
65. DR Compression Services SARL, a Swiss corporation, is owned 97% by HCLP.
66. DR Compression Services BV, a Dutch company, is owned by DR Compression Services SARL.
67. Hanover Trade Corp., a West Indies (Barbados) corporation, is owned by HCLP.
68. Aurora Barbados, SRL, a West Indies (Barbados) corporation, is owned by
    HCLP.
69. Bellili Energy SPE, is owned 20% by Hanover Holding.
70. PT Hanover Indonesia, an Indonesian company, is owned 90% by Hanover Asia and 10% by Hanover Equador.
71. Hanover Malaysia SDN BHD, a Malaysia company, is owned 60% by Hanover Asia.

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